CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our report dated October 16, 2025, relating to the financial statements and financial highlights of Avantis® All Equity Markets ETF, Avantis® All Equity Markets Value ETF, Avantis® All International Markets Equity ETF, Avantis® All International Markets Value ETF, Avantis® Core Fixed Income ETF, Avantis® Core Municipal Fixed Income ETF, Avantis® Credit ETF, Avantis® Emerging Markets Equity ETF, Avantis® Emerging Markets ex-China Equity ETF, Avantis® Emerging Markets Small Cap Equity ETF, Avantis® Emerging Markets Value ETF, Avantis® Inflation Focused Equity ETF, Avantis® International Equity ETF, Avantis® International Large Cap Value ETF, Avantis® International Small Cap Equity ETF, Avantis® International Small Cap Value ETF, Avantis® Moderate Allocation ETF, Avantis® Real Estate ETF, Avantis® Responsible Emerging Markets Equity ETF, Avantis® Responsible International Equity ETF, Avantis® Responsible U.S. Equity ETF, Avantis® Short-Term Fixed Income ETF, Avantis® U.S. Equity ETF, Avantis® U.S. Large Cap Equity ETF, Avantis® U.S. Large Cap Value ETF, Avantis® U.S. Mid Cap Equity ETF, Avantis® U.S. Mid Cap Value ETF, Avantis® U.S. Quality ETF, Avantis® U.S. Small Cap Equity ETF and Avantis® U.S. Small Cap Value ETF, each a series of American Century ETF Trust, appearing in Form N-CSR of American Century ETF Trust for the year ended August 31, 2025, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
April 30, 2026